Exhibit 10.2

June 24, 2024

VIA EMAIL ONLY:

Zenas BioPharma, Inc.

1000 Winter St

North Building, Suite 1200

Waltham, MA 02451

Attn: Leon O. Moulder, Jr.,

Chief Executive Officer and Joe Farmer,

President and Chief Operating Officer

legalnotices@zenasbio.com

RE:	First Amendment to License Agreement; Termination of Agreement solely with respect to XmAb10171

Dear Messrs. Moulder and Farmer:

Reference is hereby made to that certain License Agreement dated as of September 23, 2020 (“Agreement”), by and between Xencor, Inc. (“Xencor”) and Zenas BioPharma, Inc. (formerly known as Zenas BioPharma (Cayman) Limited) (“Licensee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. This letter shall be regarded as the “First Amendment to the Agreement”.

Xencor and Licensee hereby agree that, as of 11:59 pm U.S. Pacific Time on the date of this letter (the “Letter Amendment Effective Date”), the Agreement shall be deemed to be terminated solely with respect to XmAb10171, in accordance with Section 13.3 of the Agreement and without any obligation for Licensee to provide Xencor advance written notice thereof. As of the Letter Amendment Effective Date, XmAb10171 shall be regarded as a Terminated Asset. Regardless, Xencor waives any rights it may have under the following sections of the Agreement with respect to this Terminated Asset: Sections 13.5.2 (Transfer of Regulatory Approvals), 13.5.3 (Transition Assistance), 13.5.4 (Assignment of Third Party Agreements), 13.5.5 (Transfer of Commercialization Documentation), 13.5.6 (Transfer of Product Trademark), and 13.5.10 (Inventory). Additionally, Xencor and Licensee agree that Section 13.5.11 (License Grant by and Payment to Licensee) shall not apply to this Terminated Asset in any respect.

Following the date of this letter, the Agreement continues to be in full force and effect with respect to each Licensed Asset other than XmAb10171. For clarity, the Agreement continues to be in full force and effect with regard to Licensed Assets identified in Section 1.42(b) and (c) of the Agreement.

This letter may be executed in one or more counterparts, including by electronic or PDF signature, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument. By signing this letter, Licensee waives the requirements of Section 15.6 with respect to the manner in which notices are to be provided under the Agreement with respect to the matters set forth in this letter.

[Signature page follows.]

Best regards,

XENCOR, INC.

/s/ Bassil Dahiyat
Name: Bassil Dahiyat
Title: President & CEO

AGREED AND ACCEPTED:

ZENAS BIOPHARMA, INC.

/s/ Joe Farmer
Name: Joe Farmer
Title: President and COO